Evolus Reports Second Quarter 2020 Results and Provides Business Update
Q2 2020 Net Revenue $7.8 Million, Up from $2.3 Million in Q2 2019
$40 Million Convertible Note Financing Closed in July 2020
Pro Forma June 30, 2020 Cash1 Position of $124.8 Million

Newport Beach, Calif., August 10, 2020 - Evolus, Inc. (Nasdaq: EOLS), a performance beauty company with a customer-centric approach focused on delivering breakthrough products, today reported financial results for the second quarter ended June 30, 2020 and provided a business update.
“We experienced a rapid recovery of our business in the second quarter. Approximately 90 percent of our net revenue was generated in the second half of the quarter as offices re-opened from COVID-19 related shutdowns,” said David Moatazedi, President and Chief Executive Officer. “In addition, we took decisive action to reset our expense base and rewire Evolus with greater leverage of our proprietary digital platform.”
Mr. Moatazedi continued, “The strength of our Jeuveau® launch continued in the second quarter. We increased our purchasing account base, grew our re-order rates and introduced Evolus Rewards, our new consumer loyalty program. We also launched a stimulus program to support customers as they re-opened their practices. We believe these programs drove our strong second quarter performance and will continue to be fundamental drivers of our growth in the back half of the year.”
Second Quarter 2020 Financial Results
•Net revenues were $7.8 million, up from $2.3 million in the second quarter of 2019.
◦Approximately 90% of net revenue was generated in the second half of the second quarter of 2020.
◦Jeuveau® launched in the second half of the second quarter of 2019.
•Gross margin percentage was approximately 75%, up from 71% in the second quarter of 2019.
•GAAP operating expenses decreased by 34% to $24.7 million from $37.6 million in the second quarter of 2019. Included in operating expenses in the second quarter of 2020 were $3.0 million of restructuring costs associated with headcount and other expense reductions announced in April 2020.
•Non-GAAP operating expenses decreased by 44% to $18.3 million from $32.9 million in the second quarter of 2019. Non-GAAP operating expenses for the second quarter of 2020 exclude expenses resulting from the revaluation of the contingent royalty obligation of $2.4 million, stock-based compensation of $2.4 million and depreciation and amortization of $1.7 million. Non-GAAP operating expenses in the second quarter 2019 exclude expenses resulting from the revaluation of the contingent royalty obligation of $1.3 million, stock-based compensation of $2.5 million and depreciation and amortization of $1.0 million.
•GAAP loss from operations decreased by 48% to $18.9 million from $36.0 million in the second quarter of 2019.
•Non-GAAP loss from operations decreased by 60% to $12.4 million down from $31.3 million in the second quarter of 2019.
•GAAP net loss decreased by 44% to $21.1 million from $37.6 million in the second quarter of 2019.
•Cash, cash equivalents and short-term investments as of June 30, 2020 were $84.8 million.

•In July 2020, the Company received a $40.0 million investment from its strategic partner, Daewoong Pharmaceutical Co. Ltd. In the form of a five-year, unsecured, subordinated, 3% convertible note at a conversion price of $13.00.
•Pro forma cash¹ position was $124.8 million as of June 30, 2020.
•As of June 30, 2020, the Company had 33.7 million shares of common stock outstanding.
Key 2020 Business Highlights
•Strong underlying market demand for Jeuveau® in the second quarter of 2020 driven by an 8% increase in purchasing accounts to over 4,400 accounts2 and re-order rates2 increased to 66%.
•Launched two key marketing initiatives in May:
◦Evolus Rewards, a consumer loyalty program providing patients with improved affordability and instant savings. As of June 30, 2020, greater than 1,300 purchasing accounts opted into the program and over 16,500 patients enrolled.
◦Evolus 350˚, a post COVID-19 promotional program offering customers a $350 per vial price when the purchase is made via the Evolus Practice app.
•On July 6, 2020, the Company announced that the Administrative Law Judge (ALJ) overseeing the United States International Trade Commission (USITC) case filed by Allergan and Medytox in January 2019 against Daewoong and Evolus released a Notice of Initial Determination. The non-binding initial decision by the ALJ finds a violation of Section 337 of the Tariff Act of 1930. All aspects of the ALJ’s ruling are subject to review by the Commission itself. The final determination is targeted for November 6, 2020. Jeuveau® launch and product supply are unaffected by the initial determination.
2020 Financial Outlook
•Evolus continues to anticipate its non-GAAP operating expenses for the second half of 2020 will be less than $42 million. See “Use of Non-GAAP Financial Measures” below for additional information about this forward-looking non-GAAP financial measure.
•Evolus expects its cash, cash equivalents and short-term investments will be sufficient to fund its operations for at least the next twelve months.
The Company’s financial outlook is based on a number of assumptions and subject to uncertainties. In the event that USITC affirms the initial determination of the ALJ by entering a limited exclusion order preventing us from importing Jeuveau® into the United States and a cease and desist order that would prevent us from selling Jeuveau® in the United States, the Company’s financial outlook would be materially and negatively impacted.
Conference Call Information
Management will host a conference call and webcast to discuss Evolus’ financial results today at 4:30 p.m. ET. The dial-in numbers are +1 (866) 916-2317 for domestic callers and +1 (703) 925-2662 for international callers, and the conference ID is 7575816.
A replay of the call will be available following its completion through August 17, 2020. To access the replay, dial +1 (855) 859-2056 for domestic callers and +1 (404) 537-3406 for international callers and use the replay conference ID 7575816.
A live audio webcast of the call will be available on the Investor Relations page of the Evolus, Inc. website, investors.evolus.com. A replay of the webcast will be archived on Evolus’ website for 30 days following the completion of the call.
About Evolus, Inc.

Evolus is a performance beauty company with a customer-centric approach focused on delivering breakthrough products. In 2019, the U.S. Food and Drug Administration approved Jeuveau® (prabotulinumtoxinA-xvfs), the first and only neurotoxin dedicated exclusively to aesthetics and manufactured in a state-of-the-art facility using Hi-Pure™ technology. Jeuveau® is powered by Evolus’ unique technology platform and is designed to transform the aesthetic market by eliminating the friction points existing for customers today. Visit us at: www.evolus.com.
Forward-Looking Statements
This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements that relate to the status of regulatory processes, future plans, events, prospects or performance and statements containing the words “plans,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates,” “outlook,” “designed,” or other forms of these words or similar expressions, although not all forward-looking statements contain these identifying words. The company’s forward-looking statements include, but are not limited to, statements made by Mr. Moatazedi related to the effectiveness of our customer and consumer programs, the efficiency of the company’s business model and expectations for share gain and our financial outlook as well as the company’s expectation that it has cash, cash equivalents and short term investments that will be sufficient to fund its operations for at least the next twelve months.
Forward-looking statements are based on current estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain and difficult to predict.
Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements. Other factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include uncertainties associated with our ability to continue to import Jeuveau® into, and sell Jeuveau® within, the United States if the USITC affirms, in whole or in part, the initial determination issued by the ALJ in a final determination and imposes a limited exclusion order preventing us from importing Jeuveau® into the United States and a cease and desist order that would prevent us from marketing and selling Jeuveau® in the United States; the continued impact of COVID-19 on our business and the economy generally; the success of the launch of Jeuveau®, customer and consumer adoption of Jeuveau®, the efficiency and operability of our digital platform, competition and market dynamics, our ongoing legal proceedings and our ability to maintain regulatory approval of Jeuveau® and other risks described in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 as filed with the Securities and Exchange Commission on May 11, 2020, which is available online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Evolus undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If the company does update or revise one or more of these statements, investors and others should not conclude that the company will make additional updates or corrections.
Use of Non-GAAP Financial Measures
Evolus’ financial results are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release and the reconciliation tables included in the financial schedules below include non-GAAP operating expenses and non-GAAP loss from operations, which are calculated as GAAP operating expenses and GAAP loss from operations, excluding: (i) the revaluation of contingent royalty obligations, (ii) stock-based compensation expense, and (iii) depreciation and amortization. Management believes that non-GAAP operating expenses and non-GAAP loss from operations are useful in helping to identify the company’s core operating performance and enables management to consistently analyze the period-to-period financial performance of the core business operations. Management also believes that non-GAAP operating expenses and non-GAAP loss from operations will enable investors to assess the company in the same way that management assesses the company’s current and future operations. The company’s definitions of non-GAAP operating expenses and non-GAAP loss from operations have limitations as an analytical tool and may differ from other companies reporting similarly named measures. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.
For a reconciliation of our historical non-GAAP operating expenses and non-GAAP loss from operations presented herein to GAAP operating expenses and GAAP loss from operations, the most directly comparable GAAP financial measures, please see “Reconciliation of GAAP Operating Expenses and GAAP Loss from Operations to Non-GAAP Operating Expenses and Non-GAAP Loss from Operations” in the financial schedules below. In addition, this press release includes information regarding the company’s expected non-GAAP operating expenses for the third and fourth quarters of 2020. Evolus has not provided a reconciliation of such forward-looking non-GAAP operating expenses to GAAP operating expenses, the most directly comparable GAAP financial measure, because, without unreasonable efforts, it is unable to predict with reasonable certainty the amount or timing of the non-GAAP adjustments that are used to calculate non-GAAP operating expenses, including any revaluation of contingent royalty obligation, stock-based compensation expense and depreciation and amortization. These adjustments are uncertain, depend on various factors that are beyond our control and could have a material impact on the company’s forward-looking GAAP operating expenses.
Jeuveau® is a registered trademark of Evolus, Inc.
Hi-Pure™ is a trademark of Daewoong Pharmaceutical Co, Ltd
1 Represents June 30, 2020 cash, cash equivalents and short-term investments of $84.8 million plus gross proceeds received in July 2020 from the closing of the $40.0 million convertible debt offering.
2 Represents cumulative statistics from the launch of Jeuveau® in May 2019.

Evolus, Inc. Contacts:
Investor Contact:
Ashwin Agarwal, Evolus, Inc.
Vice President, Finance, Investor Relations & Treasury
Tel: +1-949-284-4559
Email: IR@Evolus.com

Media Contact:
Crystal Muilenburg, Evolus, Inc.
Vice President, Corporate Communications & Public Relations
Tel: +1-949-284-4506
Email: media@evolus.com

Evolus, Inc.
Statements of Operations and Comprehensive Loss
(Unaudited, in thousands, except loss per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net revenues	$7,806	$2,311	$18,302	$2,311
Cost of sales (excludes amortization of intangible assets)	1,948	660	6,167	660
Gross profit	5,858	1,651	12,135	1,651
Operating expenses:
Selling, general and administrative	17,553	34,892	48,852	52,411
Research and development	145	509	653	2,862
Revaluation of contingent royalty obligation payable to Evolus Founders	2,433	1,269	(7,451)	6,182
Depreciation and amortization	1,658	978	3,407	1,462
Restructuring costs	2,956	—	2,956	—
Total operating expenses	24,745	37,648	48,417	62,917
Loss from operations	(18,887)	(35,997)	(36,282)	(61,266)
Other income (expense):
Interest income	224	615	598	1,004
Interest expense	(2,464)	(2,412)	(4,922)	(3,030)
Loss before income taxes:	(21,127)	(37,794)	(40,606)	(63,292)
Income tax expense (benefit)	(2)	(227)	254	(14,750)
Net loss	$(21,125)	$(37,567)	$(40,860)	$(48,542)
Other comprehensive gain (loss):
Unrealized gain (loss) on available-for-sale securities, net of tax	(206)	52	13	43
Comprehensive loss	$(21,331)	$(37,515)	$(40,847)	$(48,499)
Net loss per share, basic and diluted	$(0.63)	$(1.37)	$(1.21)	$(1.77)
Weighted-average shares outstanding used to compute basic and diluted net loss per share	33,733	27,409	33,727	27,370
Evolus, Inc.
Summary of Balance Sheet Data
(Unaudited, in thousands)

	June 30, 2020	December 31, 2019
Balance Sheet Data:
Cash and cash equivalents	$29,772	$109,892
Short-term investments	54,982	19,911
Total cash, cash equivalents and short-term investments	$84,754	$129,803

Working capital	$88,536	$127,758
Total assets	$194,544	$240,442
Total current liabilities	$19,462	$24,439
Total liabilities	$150,941	$160,985
Accumulated deficit	$(253,919)	$(213,059)
Total stockholders’ equity	$43,603	$79,457

Evolus, Inc.
Reconciliation of GAAP Operating Expenses and GAAP Loss from Operations to
Non-GAAP Operating Expenses and Non-GAAP Loss from Operations
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
GAAP operating expenses	$24,745	$37,648	$48,417	$62,917
GAAP loss from operations	$18,887	$35,997	$36,282	$61,266
Adjustments:
Revaluation of contingent royalty obligation	2,433	1,269	(7,451)	6,182
Stock-based compensation:
Included in selling, general and administrative	2,338	2,282	4,878	4,026
Included in research and development	36	175	124	429
Depreciation and amortization	1,658	978	3,407	1,462
Non-GAAP operating expenses	$18,280	$32,944	$47,459	$50,818
Non-GAAP loss from operations	$12,422	$31,293	$35,324	$49,167